UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): May 8, 2006 (May 8, 2006)

SkyTerra Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19 West 44th Street, Suite 507, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 730-7540
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

          On May 8, 2006, SkyTerra Communications, Inc. (“SkyTerra”) issued a joint press release with Motient Corporation (“Motient”), which announced that SkyTerra and Motient signed definitive agreements to consolidate the ownership and control of Mobile Satellite Ventures LP and its corporate general partner under SkyTerra. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. SkyTerra currently holds an 11.7% interest in TerreStar on a fully diluted basis. This number corrects the information provided in the attched press release.

          A graphical presentation of the transactions effected by the agreements described in the press release attached as Exhibit 99.1 hereto is being filed as Exhibit 99.2 to this Current Report on Form 8-K. Exhibit 99.2 includes charts that show the pro forma, post-closing structure of SkyTerra, Motient and other entities with respect to transactions that have not closed. The closing of the relevant transactions is subject to a number of conditions. There can be no assurances that such transactions will, in fact, close.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

          The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 4 hereof, which is incorporated by reference in this Item 9.01(d).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 8, 2006	By:	/s/ ROBERT C. LEWIS

	Name:	Robert C. Lewis
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Joint Press Release of SkyTerra Communications, Inc. and Motient Corporation, dated May 8, 2006.
99.2	Graphical Presentation of the Transactions Effected by the Agreements described in Exhibit 99.1to the Form 8-K dated as of May 8, 2006 concerning SkyTerra Communications, Inc. and Motient Corporation

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